Exhibit 10.1

Dated 5 January 2026

Winwin Development Group Limited

(as Vendor 1)

Happy Harbour International Limited

(as Vendor 2)

Dragon Cloud International Limited

(as Vendor 3)

TangEkanaya Limited

(as Vendor 4)

Darson Enterprise Limited

(as Vendor 5)

Lo Chung Tat

(as Vendor 6)

AND

TWG Capital Limited

(as the Purchaser)

AND

Top Wealth Group Holding Limited

(as the Company)

Agreement for the sale and purchase of

the entire issued shares of

Airentity International Limited

THIS AGREEMENT is dated 5 January 2026

BETWEEN:

(1)	Winwin Development Group Limited, a company incorporated in the British Virgin Islands with limited liability whose registered address is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands (the “Vendor 1”);

(2)	Happy Harbour International Limited, a company incorporated in the British Virgin Islands with limited liability whose registered address is at Keyway Chambers, 3rd Floor, Ouastisky Building, Road Town, Tortola, British Virgin Islands (the “Vendor 2”);

(3)	Dragon Cloud International Limited, a company incorporated in the British Virgin Islands with limited liability whose registered address is at Keyway Chambers, 3rd Floor, Ouastisky Building, Road Town, Tortola, British Virgin Islands (the “Vendor 3”);

(4)	TangEkanaya Limited, a company incorporated in the British Virgin Islands with limited liability whose registered address is at OMC Chambers, Wickhams Cay I, Road Town, Tortola, British Virgin Islands (the “Vendor 4”);

(5)	Darson Enterprise Limited, a company incorporated in the British Virgin Islands with limited liability whose registered address is at Keyway Chambers, 3rd Floor, Ouastisky Building, Road Town, Tortola, British Virgin Islands (the “Vendor 5”);

(6)	Lo Chung Tat, Hong Kong identity card number [ ] whose address is at [ ] (the “Vendor 6”);

(7)	TWG Capital Limited, a company incorporated in the British Virgin Islands with limited liability whose registered address is at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands (the “Purchaser”); and

(8)	Top Wealth Group Holding Limited, a company incorporated in the Cayman Islands with limited liability whose registered address is at 89 Nexus Way, Camana Bay, Grand Cayman, KYI-9009, Cayman Islands (the “Listco”).

Vendor 1, Vendor 2, Vendor 3, Vendor 4, Vendor 5 and Vendor 6 shall hereinafter be referred to each as “Vendor” and collectively as the “Vendors”.

WHEREAS:

(A)	Airentity International Limited (company number: 2191108)(the “Company”, together with its subsidiary the “Group”) is a company incorporated in the British Virgin Islands with limited liability, with its registered address at Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands. As at the date of this Agreement, Company has issued 80,000,000 ordinary shares, representing in aggregate 100% of the issued and outstanding shares of the Company. Further particulars of the Group are set out in Schedule 1.

(B)	The Purchaser is a wholly-owned subsidiary of the Listco.

(C)	As at the date of this Agreement, the entire issued and outstanding shares of the Company (the “Sale Shares”) are owned by Vendor 1, Vendor 2, Vendor 3, Vendor 4, Vendor 5 and Vendor 6 as to 60.00%, 8.00%, 7.80%, 8.00%, 8.00% and 8.20%, respectively.

(D)	Each of the Vendors has agreed to sell and the Purchaser has agreed to purchase the Sale Shares from the Vendors subject to the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	Interpretation

1.1	In this Agreement (including the Recitals and the Schedules), unless the context otherwise requires or permits:

“Business Day”	a day (excluding Saturday) on which licensed banks in Hong Kong are open for business;

“Class A Ordinary Shares”	the Class A ordinary shares of par value US$0.009 each of the Listco;

“Class B Ordinary Shares”	the Class B ordinary shares of par value US$0.009 each of the Listco;

“Completion”	completion of the sale and purchase of the Sale Shares in accordance with the terms of this Agreement;

“Completion Date”	the date as agreed by the Purchaser and the Vendors after the last outstanding Conditions shall have been fulfilled or waived on which Completion is to take place;

“Conditions”	the conditions precedent to the Completion listed in Clause 4 and a “Condition” shall be construed accordingly;

“Consideration”	the total consideration as set out in Clause 3 for the purchase of the Sale Shares;

“Consideration Shares”	the allotment and issuance of the Listco Shares to settle the Consideration as set out in Clause 3.2;

“Encumbrances”

any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation, equities, and adverse claims, or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale and purchase, sale-and-leaseback arrangement over or in any property, assets or rights of whatsoever nature or interest or any agreement for any of the same and “Encumber” shall be construed accordingly;

“Hong Kong”	the Hong Kong Special Administrative Region of the PRC;

“Listco Shares”	the Class A Ordinary shares and the Class B Ordinary Shares;

“NASDAQ”	the NASDAQ Stock Market LLC;

“Purchaser’s Warranties”	the representations, warranties and undertakings given by the Purchaser and the Listco under Clause 7.

“SEC”	The Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act;

“Securities Act”	The Securities Act of 1933, as amended;

“US$” or “$”	United States Dollars, the lawful currency of the United States of America; and

“Vendors’ Warranties”	the representations, warranties and undertakings given by the Vendor under Clause 7.

1.2	In this Agreement, unless the context otherwise requires:

(1)	references to Clauses and Schedules are to the clauses of and schedules to this Agreement;

(2)	references to any ordinance, law, regulation or statutory provision of any jurisdiction includes reference to such ordinance or law or regulation or provision as modified, consolidated or re-enacted from time to time and includes subsidiary legislation made thereunder;

(3)	references to the singular include the plural and vice versa; words importing a gender include every gender;

(4)	references to a person include an individual, firm, body corporate or unincorporate and trustee and include a reference to that person’s legal personal representatives and successors;

(5)	a body corporate shall be deemed to be associated with another body corporate if it is a holding company or a subsidiary of that other body corporate or a subsidiary of a holding company of that body corporate;

(6)	references to writing shall include typewriting, printing, lithography, photography, telefax and telex messages and other modes of reproducing words in a legible and non-transitory form;

(7)	references to time are to Hong Kong time and if a period of time is specified, dates from a given day or the day of an act or event shall be calculated exclusive of that day;

(8)	references to this Agreement (or any specific provision hereof) or any other document shall be construed as references to this Agreement, that provision or that other document as amended, varied or modified from time to time;

(9)	the expressions “Vendor” and “Purchaser” shall, where the context permits, include their respective successors and permitted assigns;

(10)	references to any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than Hong Kong, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto; and

(11)	references to costs, charges, remuneration or expenses shall include any value added tax, turnover tax or similar tax charged in respect thereof.

1.3	The Schedules form part of this Agreement and have the same force and effect as if expressly set out in the body of this Agreement.

1.4	In construing this Agreement:

(1)	the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(2)	general words shall not be given a restrictive meaning by particular examples intended to be embraced by the general words.

1.5	The clause headings and table of contents (if any) in this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement.

2.	Sale and Purchase

2.1	Subject to the terms and conditions of this Agreement, each of the Vendors shall sell, as legal and beneficial owner, the Sale Shares and the Purchaser shall, relying on the Vendors’ Warranties, purchase such Sale Shares free from all Encumbrances and together with all rights now or hereafter attaching thereto including all dividends or distributions which may be paid, declared or made in respect thereof at any time on or after the Completion Date.

3.	Consideration

3.1	The Consideration payable by the Purchaser to the Vendor for the sale and purchase of the Sale Shares shall be US$125,858,978.

3.2	The Consideration shall be satisfied by the allotment and issuance of the Listco Shares (the “Consideration Shares”) in the following manner:

(A)	US$75,515,398 by the allotment and issuance of 7,787,914 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares to Vendor 1, based on an issuing price of US$7.0 per Class A Ordinary Share and US$7.0 per Class B Ordinary Share; and

(B)	US$50,343,580 by the allotment and issuance of 1,438,388, 1,402,428, 1,438,388, 1,438,388 and 1,474,348 Class A Ordinary Shares to Vendor 2, Vendor 3, Vendor 4, Vendor 5 and Vendor 6, respectively, based on an issuing price of US$7.0 per Class A Ordinary Share.

3.3	Each of the Vendors acknowledges that the Consideration Shares will not be registered under the Securities Act or any state securities laws, will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Act which relate to private offerings, and therefore each Vendor must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. Each Vendor acknowledges that the Consideration Shares shall bear restrictive legends.

4.	Conditions

4.1	Completion is subject to the fulfilment of the following conditions:

(1)	all necessary consents, approvals, registration and filings required from all relevant governmental, regulatory and other authorities, agencies and departments or otherwise required from any third parties in connection with the transaction contemplated under this Agreement having been obtained;

(2)	no material adverse change or prospective material adverse change in the Group’s business, operations, financial conditions or prospects has occurred since the date of signing of this Agreement;

(3)	the Vendors’ Warranties remaining true, accurate and not misleading at Completion and no events having occurred that would result in any breach of any of the Vendors’ Warranties or other provisions of this Agreement by each Vendor;

(4)	the Purchaser’s Warranties remaining true, accurate and not misleading at Completion and no events having occurred that would result in any breach of any of the Purchaser’s Warranties or other provisions of this Agreement by each of the Purchaser and the Listco; and

(5)	all reporting requirements applicable to the Listco in respect of the transactions contemplated hereunder (including the allotment and issuance of the Consideration Shares by the Listco) being fulfilled, including without limitation, to the extent necessary, making disclosures, notices and filings to or with NASDAQ, acquiring shareholders’ approvals or obtaining an adequate opinion of counsel in respect of the home country practice exemption under any NASDAQ continued listing rules and regulations.

4.2	To the extent permitted by applicable law, a Condition may be waived by the party entitled to the benefit of the relevant Condition.

4.3	The Listco shall at all times promptly take all necessary or desirable actions required to duly and validly rely on the exemption for foreign private issuers from applicable rules and regulations of Nasdaq with respect to corporate governance to rely on “home country practice” in connection with the transactions contemplated hereunder (including an exemption from any Nasdaq rules that would otherwise require seeking shareholder approval in respect of such transactions), including without limitation, to the extent necessary, making disclosures, notices and filings to or with the Nasdaq and obtaining an adequate opinion of counsel in respect of the home country practice exemption. The Listco shall use commercially reasonable efforts to continue the listing and trading of the Class A Ordinary Shares on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Listco’s reporting, filing and other obligations under any Nasdaq rules.

5.	Completion

5.1	Subject to the Conditions having been satisfied or waived, Completion shall take place on the Completion Date remotely by electronic means at such time as the Vendors and the Purchaser may agree.

5.2	At Completion:

(1)	the Vendor shall deliver or cause to be delivered to the Purchaser the following documents:

(a)	valid instruments of transfer in respect of the Sale Shares duly executed by the Vendors in favour of the Purchaser (or its nominee) accompanied by the relevant certificates of the Sale Shares issued in the name of the Vendor;

(b)	where a corporate, a certified copy of the resolutions, in agreed form, adopted by the relevant Vendor’s board of directors approving the execution and delivery of this Agreement and any other documents to be delivered by such Vendor at Completion.

(2)	the Listco shall deliver or cause to be delivered to the Vendors, a certified copy of the resolutions, in agreed form, adopted by the Listco’s majority board of disinterested directors approving the execution and delivery of this Agreement by the Listco and the Purchaser and any other documents to be delivered by the Listco and the Purchaser.

(3)	upon the compliance by the Vendors with the preceding provisions settle the Consideration in the manner provided under Clause 3.2 above and procure:

(a)	a book entry statement to be issued by the Listco’s transfer agent evidencing each Vendor’s shareholding in the Consideration Shares; and

(b)	any other instructions and/or documents to be provided for effectuating the allotment and issuance of the Consideration Shares to the Vendors.

5.3	None of the parties hereto shall be obliged to complete the sale and purchase of the Sale Shares or perform any obligations hereunder unless the other parties hereto complies with the requirements of Clause 5.2.

6.	Vendors’ covenants on pre-Completion matters

6.1	Each of the Vendors hereby warrants and undertakes that except for the transactions described herein or contemplated to be done hereunder or otherwise with the prior written consent of the Purchaser, each of the Vendors shall cause the Group at all times prior to Completion to:

(1)	conduct its business in the ordinary course and in a normal and prudent manner;

(2)	maintain the nature of its business substantially the same as presently conducted;

(3)	maintain in full force and effect its existence;

(4)	maintain in full force and effect all necessary licenses (including statutory licenses), permits, consents and authorities for the proper and effective carrying on of its business and in the manner in which such business is carried on;

(5)	comply with all applicable laws and regulatory requirements;

(6)	promptly pay and discharge, or caused to be paid or discharged, when due and payable all lawful taxes, assessments and governmental charges, duties, levies or penalties imposed upon its income, profits, property or business, and any other fees and charges required to maintain its existence and conduct its business in the ordinary course and in a normal and prudent manner;

(7)	forthwith notify the Purchaser of any litigation, arbitration or administrative proceedings which are brought or (to its knowledge) threatened against it; and

(8)	any occurrence, event or circumstance which could cause any material adverse change or prospective material adverse change in its business, financial condition, assets or operations.

6.2	Each of the Vendors hereby warrants and undertakes that except for the transactions described herein or contemplated to be done hereunder or otherwise with the prior written consent of the Purchaser or the performance of the obligations of the Group under existing agreements or arrangements (details of which have been properly and fairly disclosed to the Purchaser prior to signing of this Agreement), the Vendor shall cause the Group not do or omit to do (or allowed to be done or to be omitted to be done) any act or thing (in either case whether or not in the ordinary course of day-to-day operations) which is material in relation to the business of the Group and in particular (but without limiting the generality of the foregoing) the Group shall not at all times prior to Completion, without the prior written consent of the Purchaser:

(1)	issue, redeem, sell or dispose of, or create any obligation to issue, redeem, sell or dispose of, any shares of its capital or equity interest or loan capital;

(2)	create or permit to arise any mortgage, charge, lien (other than lien arising by operation of law), pledge, other form of security or encumbrance of equity of whatsoever nature, whether similar to the foregoing or not, on or in respect of any part of its undertaking, property or assets (other than in the ordinary course of business, on normal commercial terms and in a manner consistent with past practices);

(3)	acquire any shares of any other company or participate in any partnership or joint venture;

(4)	become a party to any merger or consolidation or any other business combination with any corporation or other entity, except as contemplated by this Agreement;

(5)	dispose or agree to dispose of any substantial business, investment or joint venture;

(6)	declare or make any dividend, distribution or payment (whether in cash or otherwise) of any of its profit or reserves to shareholders; and

(7)	take or omit to take any action which could be reasonably anticipated to have a materially adverse effect upon its financial position.

7.	Representations, warranties and undertakings

7.1	Each of the Vendors warrants, represents and undertakes to each of the Purchaser and the Listco as follows:

(1)	where a corporate, the relevant Vendor is a company duly incorporated and validly existing under the laws of its incorporation place;

(2)	that the Sale Shares are free from all and any Encumbrance and no commitment has been given to create an Encumbrance affecting the Sale Shares;

(3)	each of the Vendors has full beneficial title and right to the Sale Shares free from all Encumbrances, and that each Vendor has the power and authority to sell and transfer the Sale Shares to the Purchaser and/or its designated nominee; and

(4)	that each Vendor has full power to enter into and perform this Agreement and this Agreement will, when executed, constitute legal, valid and binding obligations on the Vendor in accordance with its terms.

(5)	save with the prior written consent of the Purchaser and the Listco, from the date hereof and until six (6) months from the Completion Date each of the Vendors will not, directly or indirectly, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of the Consideration Shares.

7.2	Each of the Purchaser and the Listco warrants, represents and undertakes to each of the Vendors as follows:

(1)	it is a company duly incorporated and validly existing under the laws of its incorporate place;

(2)	that all the Consideration Shares will be duly authorized, validly issued and fully paid up and free from all Encumbrances, and none of such Consideration Shares will be issued in violation of the memorandum and articles of association of the Listco or the terms of any agreement or laws and regulations by which the Purchaser or the Listco is bound, if any;

(3)	that it has full power and is duly authorized by all necessary corporate action on its part to enter into and perform this Agreement (including without limitation, the allotment and issuance of the Consideration Shares by the Listco and this Agreement will, when executed, constitute legal, valid and binding obligations on it in accordance with its terms; and

(4)	there is no requirement to obtain any consent, approval, order or authorization of, or registration, declaration or filing with, or notice to any governmental authority or any other person necessary or required for the consummation of the transactions contemplated by this Agreement (including without limitation, the allotment and issuance of the Consideration Shares by the Listco, except such as have been or will have been obtained, made or given on or prior to the Completion Date and except for any filing or notification required to made with the SEC or the NASDAQ regarding the issuance of the Consideration Shares.

7.3	Each of the Vendors shall be deemed to have given all the Vendors’ Warranties on the date of this Agreement and on the Completion Date. Each Vendor hereby acknowledges that each of the Purchaser and the Listco is relying on the Vendors’ Warranties in entering into this Agreement.

7.4	Each of the Purchaser and the Listco shall be deemed to have given all the Purchaser’s Warranties on the date of this Agreement and on the Completion Date. Each of the Purchaser and the Listco hereby acknowledges that each of the Vendors is relying on the Purchaser’s Warranties in entering into this Agreement.

7.5	Each of the Vendors hereby jointly and severally undertakes to each of the Purchaser and the Listco that they will disclose in writing to the Purchaser and the Listco, any event or circumstance which may arise after the date hereof and prior to the Completion Date which may make any of the Vendor’ Warranties made by them untrue, inaccurate or misleading in any material respect, as soon as practicable after the Vendor has become aware of such event or circumstance.

7.6	Each of the Purchaser and the Listco hereby jointly and severally undertakes to each of the Vendors that they will disclose in writing to the Vendors any event or circumstance which may arise after the date hereof and prior to the Completion Date which may make any of the Purchaser’s Warranties made by them untrue, inaccurate or misleading in any material respect, as soon as practicable after either the Purchaser or the Listco has become aware of such event or circumstance.

7.7	The joint maximum liability of the Vendors under this Agreement in respect of any breach of the Vendors’ Warranties or non-performance of any covenants hereunder shall not exceed the aggregate Consideration.

7.8	The joint maximum liability of the Purchaser and the Listco under this Agreement in respect of any breach of the Purchaser’s Warranties or non-performance of any covenants hereunder shall not exceed the aggregate Consideration.

8.	Confidentiality

8.1	Save for the announcement(s) relating to this Agreement and the transactions contemplated hereunder required to be issued pursuant to rules of Nasdaq and such disclosure as may be required under the rules of Nasdaq or by the SEC or other regulatory authorities or applicable laws, rules and regulations, none of the parties hereto shall make any announcement or release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of the other party (save for disclosure to their respective professional advisers under a duty of confidentiality) without the written consent of the other party.

9.	Costs and Expenses

9.1	Each party hereto shall bear its own costs of and incidental to the preparation, negotiation and settlement of this Agreement and the transactions contemplated hereunder (including, without limitation, legal fees and expenses, capital fees or stamp duty (if any) relating to this Agreement).

10.	Miscellaneous

10.1	Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may, by agreement in writing between or on behalf of the Vendor and the Purchaser, be substituted for them.

10.2	Each of the parties hereto hereby undertakes to the other party that it will do all such acts and things and execute all such deeds and documents as may be necessary or desirable to carry into effect or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated.

10.3	If any provision of this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, the provision shall to that extent be deemed not to form part of this Agreement and the validity or enforceability of the remainder of this Agreement shall not be affected. The illegality and unenforceability of any provision in any jurisdiction shall not affect its legality and enforceability in another jurisdiction.

10.4	Any provision of this Agreement which is capable of being performed after but which has not been performed at Completion and all the warranties, indemnities and other undertakings contained in this Agreement shall remain in full force and effect notwithstanding Completion.

10.5	Notwithstanding any rule of law or equity to the contrary, no failure on the part of either party to exercise and no delay on its part in exercising any right hereunder will operate as a release or waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or the exercise of any right or prejudice or affect any right against the other of them under the same liability whether joint, several or otherwise.

10.6	This Agreement supersedes all previous agreements or arrangements between the parties hereto (and their respective associates or affiliated parties) in relation to the sale and purchase of the Sale Shares and the other subject matters of this Agreement, with the exception of the undertakings exchanged between the parties hereto (and their respective associates or affiliated parties) to maintain confidentiality in respect of information disclosed by one party to the other in the course of negotiations leading up to the execution of this Agreement. Save as aforesaid, all or any such previous agreements or arrangements (if any) shall cease and determine with effect from the date hereof and the parties acknowledge that no claim shall arise in respect of any agreement so superseded by this Agreement.

10.7	This Agreement contains the entire agreement between the parties relating to the transactions provided for herein and there are no other warranties, conditions or terms applicable thereto whether express or implied.

10.8	Any variation to this Agreement shall be binding only if it is recorded in a document signed by the parties herein.

10.9	Any right of rescission conferred upon the Purchaser hereby shall be in addition to and without prejudice to all other rights and remedies available to it.

10.10	Nothing herein contained shall affect the right of any of the parties hereto to take proceedings to enforce specific performance should the other party or parties fail and/or refuse to complete the sale and purchase of the Sale Shares in accordance with the terms and conditions of this Agreement.

10.11	This Agreement shall be binding upon each party’s successors and assigns and personal representatives and none of the rights of a party under this Agreement may be assigned or transferred without the prior written consent of the other party hereto.

10.12	This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document. Any of the parties hereto may execute this Agreement on an email copy counterpart and deliver its signature and seal by email.

11.	Notices

11.1	Any notice or other communication to be given under this Agreement shall be in writing and may be delivered personally or by courier or sent by prepaid letter (airmail if overseas) or by email transmission. A notice shall be sent to the addressee (marked for the attention of the appropriate person) at its address or email address set out in Clause 11.2 below or to such other address or email address as may be notified by such addressee to the other party from time to time for the purposes of this Clause 11.

11.2	The initial addresses and email addresses of the parties for the purposes of this Clause 11 are as follows:

If to the Vendors:

Address	:	Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands
Email	:	ir@topwealth.cc
Attention	:	Mr. Kim Kwan Kings WONG

If to the Purchaser or the Listco:

Address	:	Unit 714 & 715, 7/F, Hong Kong Plaza, 118 Connaught Road West, Hong Kong
Email	:	ir@topwealth.cc
Attention	:	The board of directors

11.3	A notice shall be deemed to have been served:

(1)	if delivered personally or by courier, at the time of delivery;

(2)	if posted, if to an addressee within the same country, two (2) working days (or if to an addressee in a different country, five (5) working days, when it shall be sent airmail) after the envelope containing the notice was delivered into the custody of the postal authorities; and

(3)	if communicated by email transmission, at the time of transmission;

PROVIDED THAT where, in the case of delivery by hand or by courier or transmission by email, such delivery or transmission occurs on or after 4 p.m. (local time) on a working day or on a day which is not a working day in the place of receipt, service shall be deemed to occur at 9 a.m. (local time) on the next following working day in such place; and for this purpose, in this Clause 11 “working day” means a day on which banks in the place of receipt are open for business in the ordinary course, other than Saturdays and Sundays.

11.4	In proving service, it shall be sufficient to prove if personal delivery or courier delivery was made or if the envelope containing the notice was properly addressed and delivered into the custody of postal authorities authorised to accept the same, or if sent by email, by a record of transmission PROVIDED THAT a notice shall not be deemed to be served if communicated by email transmission and a failure notice is subsequently received by the sender.

12.	Termination

12.1	This Agreement may be terminated prior to the Completion by written consent of all parties hereto.

12.2	Upon the termination of this Agreement, this Agreement shall have no further force or effect, except for Clauses 8 to 13, which shall survive any termination under this Clause 12, provided that no party hereto shall be relieved or released from any liabilities or damages arising out of fraud or any breach of this Agreement prior to such termination.

13.	Governing Law and Jurisdiction

13.1	This Agreement (together with all documents referred to in it) shall be governed by and construed and take effect in accordance with the laws of Hong Kong.

13.2	With respect to any question, dispute, suit, action or proceedings arising out of or in connection with this Agreement (the “Proceedings”), each party irrevocably:

(1)	submits to the non-exclusive jurisdiction of the courts of Hong Kong; and

(2)	waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

13.3	Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

13.4	To the extent that, in the courts of any jurisdiction, any party may claim for itself or its revenues or assets (irrespective of their use or intended use) immunity on the grounds of sovereignty or other similar grounds from suit, jurisdiction of any court, relief by way of injunction, order for specific performance or for recovery of property, attachment (whether in aid of execution, before judgment or otherwise), execution or enforcement of any judgment or other legal process to which it or its revenues or assets might otherwise be entitled in any Proceedings (whether or not claimed), and to the extent that in any such jurisdiction there may be attributed to itself or its revenues or assets such immunity, that party irrevocably agrees not to claim such immunity and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

SCHEDULE 1

Details of the Group

The Company

Company name	:	Airentity International Limited

Company number	:	2191108

Date of incorporation	:	24 October 2025

Place of incorporation	:	British Virgin Islands

Registered office	:	Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands

Number of issued shares	:	80,000,000

Director	:	Kim Kwan Kings WONG

Shareholders	:

Registered shareholder	Number of shares held	Percentage
Winwin Development Group Limited	48,000,000	60.00%
Happy Harbour International Limited	6,400,000	8.00%
Dragon Cloud International Limited	6,240,000	7.80%
TangEkanaya Limited	6,400,000	8.00%
Darson Enterprise Limited	6,400,000	8.00%
Lo Chung Tat	6,560,000	8.20%

Subsidiary

Company name	:	Airentity Technology Limited

Business registration number	:	72499934

Date of incorporation	:	23 December 2020

Place of incorporation	:	Hong Kong

Registered office	:	Unit 1209, 12/F., Clifford Centre, 778-784 Cheung Sha Wan Road, Lai Chi Kok, Kowloon, Hong Kong

Number of issued shares	:	100

Director	:	Chun Kit FU

Shareholder	:

Registered shareholder	Number of shares held	Percentage
Airentity International Limited	100	100%

IN WITNESS whereof this Agreement has been signed by the parties hereto on the day and year first above written.

Vendor 1

Winwin Development Group Limited

By
Name:	Kim Kwan Kings WONG
Title:	Director

IN WITNESS whereof this Agreement has been signed by the parties hereto on the day and year first above written.

Vendor 2

Happy Harbour International Limited

By
Name:	Kuk Yu LAW
Title:	Director

IN WITNESS whereof this Agreement has been signed by the parties hereto on the day and year first above written.

Vendor 3

Dragon Cloud International Limited

By
Name:	Lee Sha TAN
Title:	Director

IN WITNESS whereof this Agreement has been signed by the parties hereto on the day and year first above written.

Vendor 4

TangEkanaya Limited

By
Name:	Dong TAO
Title:	Director

IN WITNESS whereof this Agreement has been signed by the parties hereto on the day and year first above written.

Vendor 5

Darson Enterprise Limited

By
Name:	Yuanyi LI
Title:	Director

IN WITNESS whereof this Agreement has been signed by the parties hereto on the day and year first above written.

Vendor 6

Lo Chung Tat

By

IN WITNESS whereof this Agreement has been signed by the parties hereto on the day and year first above written.

Purchaser

TWG Capital Limited

By
Name:	Yuen Cheong Carp LEE
Title:	Authorised signatory

IN WITNESS whereof this Agreement has been signed by the parties hereto on the day and year first above written.

Listco

Top Wealth Group Holding Limited

By
Name:	Yuen Cheong Carp LEE
Title:	Director